Exhibit 10.76

SIXTEENTH AMENDMENT TO THE

PARSONS CORPORATION RETIREMENT SAVINGS PLAN

(2017 AMENDMENT AND RESTATEMENT)

The Parsons Corporation Retirement Savings Plan (2017 Amendment and Restatement), as previously amended (the “Plan”) is hereby amended as follows:

1.
The Plan was amended effective October 1, 2025, to merge the Blue Ridge Envisioneering 401(k) Plan, and the assets contained therein, into the Plan. This amendment did not affect the Deemed Severance Distribution, which is a Protected Benefit under the Blue Ridge Envisioneering 401(k) Plan and, thus remains a Protected Benefit under the Plan.
2.
The Plan is amended effective October 1, 2025, to merge the Cromulence LLC 401(k) and Profit-Sharing Plan, and the assets contained therein, into the Plan. This amendment did not affect the Deemed Severance Distribution, which is a Protected Benefit under the Croumulence LLC 401(k) Plan, and, thus, remains a Protect Benefit under the Plan.
3.
The Plan is amended effective January 1, 2026, to merge the TRS Group, Inc. 401(k) Plan, and the assets contained therein, into the Plan. This amendment does not affect the Deemed Severance Distribution, which is a Protected Benefit under the TRS Group, Inc. 401(k) Plan, and, thus, remains a Protected Benefit under the Plan.
4.
All other terms and conditions of the Plan, and all previous amendments thereto, shall remain in full force and effect.

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Exhibit 10.76

IN WITNESS WHEREOF, this instrument of amendment is executed this 21st day of October, 2026.

PARSONS CORPORATION

By:

Name:

Title: _________________________________